UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2008 (November 28, 2008)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On November 28, 2008, the registrant entered into a securities purchase agreement ("Agreement") with an investor, pursuant to which the registrant sold 1,500,000 shares of its common stock ("Common Stock") at a price of $0.40 per share, for an aggregate purchase price of $600,000, and issued warrants ("Warrants") to purchase up to an additional 1,500,000 shares of Common Stock with an exercise price of $1.00 per share. The Warrants are exercisable for a period of five years. Pursuant to the Agreement, the investor has the option, by notice to the registrant no later than 10 business days following the release of an official announcement by the registrant that it is initiating its first human clinical trials, to purchase an additional 800,000 shares of Common Stock at a purchase price of $0.75 per share, for an aggregate purchase price of $600,000, and receive therewith warrants to purchase up to an additional 800,000 shares of Common Stock with an exercise price of $1.50 per share.

        A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of securities purchase agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

        As described in Item 1.01. of this Current Report on Form 8-K, on November 28, 2008, the registrant entered into the Agreement with an investor, pursuant to which the registrant sold 1,500,000 shares of its Common Stock at a price of $0.40 per share for an aggregate purchase price of $600,000 and issued warrants to purchase up to an additional 1,500,000 shares of Common Stock with an exercise price of $1.00 per share. The sale of Common Stock and Warrants was made pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended (the "Act").

        On December 1, 2008, the registrant issued a total of 248,536 shares of its Common Stock to certain of its executive officers and directors at a price per share of $0.40 per share. The issuance was made in exchange for a voluntary reduction in the cash compensation such officers and directors were due to receive from the registrant in consideration for their services. The issuances were made pursuant to an exemption from registration under Regulation S and Regulation D of the Act.

Item 8.01.	Other Events.

        The Board of Directors of the registrant has scheduled the 2008 Annual Meeting of Shareholders for January 21, 2009. The record date for determination of shareholders entitled to vote at the meeting has been set at the close of business on December 24, 2008.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1	Common Stock Purchase Warrant dated November 28, 2008 issued by the registrant to Merina Overseas Ltd.

10.1	Securities Purchase Agreement dated November 28, 2008 between the registrant and Merina Overseas Ltd.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2008	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer